INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-39551 of The Washington Water Power Company on Form S-3 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          Seattle, Washington


          April 20, 1998